Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Flushing Bank 401(k) Savings Plan
Uniondale, NY

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (33-98202, 333-151187, 333-163010, 333-188776) of Flushing Financial Corporation of our report dated June 26, 2015, relating to the financial statements and supplemental schedule of Flushing Bank 401(k) Savings Plan which appear in this Form 11-K for the year ended December 31, 2014.

/s/ BDO USA, LLP
New York, NY
June 26, 2015